Exhibit 10.26
HEWLETT-PACKARD
PRODUCT LISTING AGREEMENT
                                        [Value America The Living Store! Logo]
The Living Store:

Value America presents the merits of your products directly to the consumer. Our dynamic multimedia category demonstrations effectively reveal the features, benefits, style and value of every product we sell.

BASIC - CATEGORY PRESENTATIONS:
Basic Product Category Presentations are created entirely from your existing library of photographs, illustrations and copy. We transform the artwork you have created for your catalogs and packaging into educational, customer-oriented sales presentations. Each can feature a dozen individual products. We guarantee to update and host these listings a minimum of one year at our expense.

Development                              Participation                Quantity
Research & Creative Development              $  X
Composition & Copy Selection                 $  X
Graphic Design of Web Presentation           $  X
Photo & Graphic Compression                  $  X
Composition & Data Entry                     $  X
World Wide Web Site Generation               $  X                          1
Total Supplier Participation                 $  X

MULTIMEDIA - CATEGORY PRESENTATIONS:
Multimedia Category Presentations are principally created from your existing library of photographs and illustrations. We augment your artwork with our own and write compelling consumer-oriented copy. We script and produce a powerful narrative dialog that speaks directly to the consumer, enables automatic pagination, and compels acquisition. These dynamic feature oriented presentations can include two dozen individual products. Multimedia Presentations average ten panels in length and are paced to present product attributes over five minutes. We guarantee to update and host these listings for two years at our expense.

Development                               Participation              Quantity
Research & Creative Development              $  X
Narrative Scripts, Headlines & Copy          $  X
Graphic Design and Illustrations             $  X
Multimedia Narrative Audio Streams           $  X
Photo & Graphic Processing & Compression     $  X
Composition & Data Entry                     $  X
World Wide Web Site Generation               $  X                        2
Total Supplier Participation                 $  X

COMPREHENSIVE VIDEO & MULTIMEDIA - CATEGORY PRESENTATIONS:

Comprehensive Video & Multimedia Category Presentations integrate your best photographs and illustrations into dynamic sales presentations. Value America produces powerful consumer-oriented copy, environmental photographs, and computer illustrations. We script and produce a professional narrative dialog that powerfully impacts the consumer's impression of your company and products. We write, and produce broadcast-quality video demonstrations to reveal your product's unique features, style, and quality. Each two to three minute video is professionally edited, compressed and streamed for tomorrow's world of enhanced connectivity. Animation, special effects, and music are used to make these presentations as entertaining as they are compelling. Each Comprehensive Video & Multimedia Category Presentation can feature up to three dozen individual items. Multimedia segments average twelve panels in length and are typically paced to present information over seven minutes. Our two to three minute video demonstrations follow the multimedia presentation. We guarantee to update the multimedia and product segments and host the entire listing and presentation for a minimum of three years at our expense.

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HEWLETT-PACKARD SUPPLIES & ACCESSORIES

Support Packs
Toner
Memory DRAM Cards & SIMM
HP JetDirect EX Print Servers
Optional Languages
Network Interfaces
Documentation
Optional Document Feeder
Optional Transparency Adapter

HEWLETT-PACKARD TOTALS:

          1     PICTURE PRESENTATION - $  X
          1     BASIC PRESENTATIONS - $  X
          2     MULTIMEDIA PRESENTATIONS - $  X
          1     VIDEO & MULTIMEDIA PRESENTATION - $  X

Every product HP sells within each of these categories may be included without impacting HP's participation. Value America will update all presentations for a minimum of three years to keep each category presentation current. Value America will maintain, host, provide connectivity and sell existing, and new HP products for a minimum of three years. Value America will upgrade the Picture Listing to a Basic Presentation, perhaps even to Multimedia because the value of properly presenting the full range of HP supplies and accessories is considerable.

Please consider a separate multimedia presentation for the 340 portable printers and their accessories. We may also wish to consider producing a separate multimedia presentation on the bundled software packages. These titles make your printers so much more valuable to the consumer they justify special emphasis. While we will include a significant presentation of the software applications in our printer demonstrations the added focus will significantly impact our sales of hardware and powerfully increase the sales of consumables. We feel so strongly about this incremental benefit we will produce this application upgrade at one half of our key vendor sponsorship.

We recognize that Value America's unique multimedia retail product presentations are important to HP because you must continually compete against lessor quality and cheaper brands. Likewise, we appreciate the value of the HP brand, and its favorable impact on our Living Store. As a result, we should be able to form a lasting and mutually beneficial partnership.

PRODUCT PRESENTATION INVESTMENT: $  X
PRESENTATION INVESTMENT/PRODUCT: $  X
PRESENTATION INVESTMENT/PRODUCT/MONTH: $  X

April 16, 1997

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HEWLETT-PACKARD                           [Value America The Living Store! Logo]

Categories:                                                     Presentation

1.    HEWLETT-PACKARD DESK-JET PRINTERS                     Video & Multimedia

      HP DeskJet 340 Portable Printer
      HP DeskJet 340CM Portable Printer
      HP DeskJet 340 CV Portable Printer
      HP DeskJet 400 Printer
      HP DeskJet 693C Printer
      HP DeskJet 694C Printer
      HP DeskJet 820Cse Professional Printer

2.    HEWLETT-PACKARD LASER-JET PRINTERS                    Multimedia

      HP LaserJet 5L Xtra
      HP LaserJet 6P

3.    HEWLETT-PACKARD OFFICE JET PRODUCTS                   Multimedia

      HP OfficeJet 300 Printer-Fax-Copier
      HP OfficeJet 350 Printer-Fax-Copier-Scanner

4.    HEWLETT-PACKARD SCANNERS                              Basic

      HP ScanJet 4s
      HP ScanJet 4c
      HP ScanJet 5pse

4.    HEWLETT-PACKARD SUPPLIES & ACCESSORIES                Picture Listing

      HP B&W Print Cartridges
      HP Color Print Cartridges
      HP Premium Transparency Films
      HP Premium Glossy Papers
      HP White InkJet Papers
      HP Premium InkJet Papers
      HP Labels
      HP Banner Paper
      HP Greeting Card Paper
      HP Photo Paper
      Cables

Development                                           Participation    Quantity
Research & Creative Development                           $  X
Narrative Scripts, Video Scripts, Headlines & Copy        $  X
Video Cast, Crew, Production & Editing                    $  X
Graphic Design and Illustrations                          $  X
Still Photography, Props & Processing                     $  X
Animation & Special Effects                               $  X
Multimedia Narrative Audio Streams                        $  X
Video, Photo & Graphic Compression                        $  X
Advanced Composition & Data Entry                         $  X
World Wide Web Site Generation                            $  X
Broadcast Bandwidth Site Generation                       $  X             1
Total Supplier Participation                              $  X

Payment Terms:

50% Upon Acceptance.
50% Upon Web Accessibility.

Value America Agrees:
1. To maintain listing, update presentation and sell products for at least the one to three year term specified unless products are discontinued, or the supplier fails to perform reasonably.
2. To provide subsequent product presentation updates after 3 years.
3. To complete category presentations within 30 to 90 days with appropriate supplier support.
4. To create effective purchasing procedures and host retail sites with sufficient bandwidth.
5. To implement reasonable MAP or value pricing to maximize revenue.
6. To communicate forecasts, purchase orders and shipping information electronically using EDI.
7. To be solely responsible for customer payment and to reimburse supplier or designee within 30 days.*
8. To be solely responsible for outbound freight and to pay carriers directly.*
9. To diminish non-defective returns through supporters and integrated customer service.
10.To reduce sales support and order processing cost by eliminating color packaging, retail displays, slotting fees, store service, markdowns, guaranteed sales, rebates, new store allowances, extended payment terms, prepaid freight, complicated routing, compliance penalties, bills of lading, and manual order processing.*

Supplier or Designee Agrees:
1. To provide copies of existing video, photos, illustrations and copy for integration into presentations.
2. To provide data, competitive analysis, catalogs, packaging, and sales training documents on each product.
3. To supply accurate data and to reimburse Value America should we need to correct inaccuracies.
4. To deliver a sample of each product. These will be used in product presentations and returned.
5. To provide a sales narrative of each product's features, benefits, performance capabilities, style, composition, value and competitive advantages dictated by a knowledgeable spokesperson.
6. To not solicit Value America customers without permission (except for warranty card information).
7. To provide the lowest net FOB quotation on all products selected by Value America.*
8. To ship orders promptly using two-way EDI with automatic bar code labeling to minimize cost.*
9. To accept defective product returns and issue full credit.*
10.To use original content created for the product sales presentations only with our express written consent.

Agreed:                                                     *New Age has agreed.


HEWLETT-PACKARD                                        4-16-97     $ X
---------------        ------------------------        -------     -----------
Supplier               Representative                  Date        Value

/s/ illegible          /s/ Craig A. Winn
--------------------   ------------------------
Authorized Signature    Value America
                                         [Value America The Living Store! logo]


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HEWLETT-PACKARD
PAVILION
CATEGORY PRESENTATIONS                   [Value America The Living Store! logo]

Multimedia Presentation:
1. Recommend Company -- Recommend HP quality, features, innovations, technology and value.
2. Introduce Category -- Preview category, systems, technology, options, applications and functionality.
3. Features & Benefits -- Present product features, functions and benefits and explain why they are important.
4. Use & Performance -- Reveal the best methods of maximizing each system's performance and value.
5. Coordination -- Explain why selecting an all HP solution will provide superior results and increased performance.
6. Enduring Quality -- Graphically reveal why HP products consistently perform better.
7. Present Applications -- Explain and demonstrate each primary and unique system application.
8. Special Advantages -- Demonstrate how each system is designed to perform effectively and effortlessly.
9. Warranty -- Detail warranty. Stress reliability, durability and customer support.
10.Present Specific Items -- Picture and describe each system while listing unique attributes and special features.
11.Coordination -- Recommend other HP products and accessories that are available in The Living Store.
12.Narration & Pagination -- Multimedia presentations enlighten by talking directly to the consumer. Ten or more visual panels paginate automatically. Presentations last 5 to 7 minutes, uninterrupted, yet each is fully interactive and may be shortened or repeated. Visual panels contain an array of photographs, illustrations, headlines and supportive copy. Video demonstrations follow multimedia presentations.

Video Demonstrations:
1. Video demonstrations are filmed in attractive locations by professional cinematographers. Actors use teleprompters to effectively convey accurate product information and compel acquisition.
2. HP's logo appears in the opening sequence and the narrative is set to music. Our spokespeople endorse your systems because we believe they represent the best quality, technology, performance and value.
3. Spokespeople share the most important reasons to buy HP products and explain why we are recommending them.
4. Our spokespeople reveal what to look for when purchasing a quality home PC. They demonstrate how to select the best products for their application.
5. Features and applications of HP products are demonstrated while spokespeople explain their benefits.
6. Spokespeople explain how to maximize each product's performance and value. They elevate perceived and actual value by revealing the results that can be achieved when HP Pavilion PC's are used to their maximum capability.
7. Special insights are given into applications that make these PC's particularly beneficial and valuable.
8. Our spokespeople demonstrate how easy HP Pavilion's are to use and install and recommend a holistic HP solution.
9. The benefits of selecting a quality product are highlighted. Important components and materials are revealed. Spokespeople discuss warranty and reliability. They share how to reach your customer support staff.
10.Spokespeople close by reemphasizing the most compelling reasons to buy.
   They motivate customers to consider other related HP products. We provide a corporate benediction to reinforce your firm's leadership position.
11.Video demonstrations integrate selective skills and special effects to make them informative and compelling.

Purchasing Process:
Product purchasing panels automatically emerge following the category presentation. Every product in the assortment is shown pictorially with photographs that expand 400% on command to reveal important detail. The product's name, is followed by a brief description, copy and bullet points. We present a MSRP, guest and member prices. Our member price always reflects your retail strategy or UMAP policy. Customers may hand any listed product to their servant. He tabulates actual freight cost and sales tax after the customer selects from a wide variety of delivery and payment options. The purchase is confirmed with a password and swift on-line credit card approval follows. Value America purchase orders are instantly generated and sent to the proper factory or distribution center using standard EDI protocols.

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HEWLETT-PACKARD
PAVILION
CATEGORIES & PRESENTATIONS               [Value America The Living Store! logo]


Categories:                                                 Presentation:
1. HP PAVILION 7410P & 3100 (Q4 1997)                 Basic Presentation & Audio
2. HP PAVILION 82XX SERIES (Q1 & Q2 1998)             Video & Multimedia Presentation
3. HP PAVILION 32XX (Q1 & Q2 1998)                    Multimedia Presentation
4. HP PAVILION ACCESSORIES                            Multimedia Presentation
5. HP INTEGRATED SOLUTIONS FOR HOME & HOME OFFICE     Video & Multimedia Presentation


HP PAVILION:      1     BASIC PRESENTATION & AUDIO - $  X
                  2     MULTIMEDIA PRESENTATIONS - $  X
                  2     VIDEO & MULTIMEDIA DEMONSTRATION - $  X

TOTAL $  X for 5 Product Presentations, Listing and Sale of All Applicable
Items.

DISTRIBUTOR: New Age (Subject to Change at HP's Discretion)
DATE: Revised November 21, 1997

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HEWLETT-PACKARD
INFORMATION STORAGE & TRANSFER
CATEGORIES & PRESENTATIONS               [Value America The Living Store! logo]

Categories:                                                 Presentation:
1. HP COLORADO QIC TAPES                              Basic Presentation
2. HP DAT DRIVES, DDS CARTRIDGES & TAPES              Multimedia Presentation
3. HP DLT DRIVE, CARTRIDGES & TAPE                    Basic Presentation
4. HP SURE-STORE CD-WRITER & CD-R MEDIA               Multimedia Presentation
5. HP OPTICAL DRIVES, DISKS & ACCESSORIES             Multimedia Presentation

HP INFORMATION STORAGE & TRANSFER:

                 2     BASIC PRESENTATION - $  X
                 3     MULTIMEDIA PRESENTATION - $  X
                 0     VIDEO DEMONSTRATIONS -

TOTAL: $ X for 5 Product Presentations, Listing and Sale of All Applicable Items for 3 Years.

DATE: July 5, 1997